EXHIBIT 4.14

                      The CORPORATEplan for Retirement(sm)
                          (PROFIT SHARING/401(K) PLAN)
                            A FIDELITY PROTOTYPE PLAN
                    Non-Standardized Adoption Agreement 002
                               Basic Plan No. 07




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                           ADOPTION AGREEMENT
                               ARTICLE 1
                  NON-STANDARDIZED PROFIT SHARING PLAN

1.01  PLAN INFORMATION

      (g)  Plan status (check one):

           (1)  [ ] Effective Date of new Plan:

           (2)  [X] Amendment Effective Date: 1/1/2003. This is (check one):

                (A) [X] an amendment of The CORPORATEplan for Retirement(sm)
                    Adoption Agreement previously executed by the Employer;
                    or

                (B) [ ] conversion from another plan document into The
                    CORPORATEplan for Retirement(sm).

                    The original effective date of the Plan: 7/1/1993

                    The substantive provisions of the Plan shall apply prior to the Effective Date to the extent required by the Tax Reform Act of 1986 or other applicable laws.

1.05  CONTRIBUTIONS

      (a)  [ ] Employer Contributions:

           (1)  [ ] Fixed Formula - Nonintegrated Formula (check (A) or (B)):

                (A) [ ] Fixed Percentage Employer Contribution:

                        For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to ___% (not to exceed 155) of such Participant's
                        Compensation.

                (B) [ ] Fixed Flat Dollar Employer Contribution:

                        For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to $______.

           (2)  [ ] Discretionary Formula

                The Employer may decide each Plan Year whether to make a discretionary Employer contribution on behalf of eligible Participants in accordance with Section 4.06. Such contributions shall be allocated to eligible Participants based upon the following (check (A) or (B)):

                (A) [ ] Nonintegrated Allocation Formula:
                        In the ratio that each eligible Participant's Compensation bears to the total Compensation paid to all eligible participants for the Plan Year.

                (B) [ ] Integrated Allocation Formula:
                        In accordance with Section 4.06.

                Note: An Employer who maintains any other plan that provides for Social Security Integration (permitted disparity) may not elect (2)(B).

           (3)  Eligibility Requirement(s)

                A Participant shall be entitled to Employer Contributions for a Plan Year under this Subsection (a) if the Participant satisfies the following requirement(s) (Check the appropriate box(es) - Options (B) and (C) may not be elected together):

                (A) [ ] is employed by the Employer on the last day of the
                        Plan Year.

                (B) [ ] earns at least 500 Hours of Service during the Plan
                        Year.

                (C) [ ] earns at least 1,000 Hours of Service during the Plan
                        Year.

                (D) [ ] no requirements.

                Note: If option (A), (B) or (C) above is selected then
                      Employer contributions can only be funded by the Employer after Plan Year end. Employer contributions funded during the Plan Year shall not be subject to the eligibility requirements of this Section 1.05(a)(3).

      (b)  [X] Deferral Contributions

           (1)  Regular Contributions

                The Employer shall make a Deferral Contribution in accordance with Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question, not to exceed 60% (no more than 15%) of Compensation for that period.

                (A) A Participant may increase or decrease, on a prospective basis, his salary reduction agreement percentage (check one):

                    (i)   [X] As of the beginning of each payroll period.

                    (ii)  [ ] As of the first day of each month.

                    (iii) [ ] As of the next Entry Date.

                    (iv)  [ ] (Specify, but must be at least once per Plan
                              Year)

                (B) A Participant may revoke, on a prospective basis, a
                    salary reduction agreement at any time upon proper notice to the Administrator but in such case may not file a new salary reduction agreement until (check one):

                    (i)   [ ] The first day of the next Plan Year.
                    (ii)  [ ] Any subsequent Plan Entry Date.
                    (iii) [X] (Specify, but must be at least once per Plan
                              Year) As of the beginning of each payroll period.

           (2) [ ] Catch-Up Contributions

               The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their Compensation for the payroll period(s) in the final month of the Plan Year.

           (3) [ ] Bonus Contributions

               The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer paid cash bonuses made for such Participants during the Plan year. The Compensation definition elected by the Employer in Section 1.04(a) must include bonuses if bonus contributions are permitted.

               Note: A Participant's contributions under (2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in (1) after the Plan Year. The Employer has the right to restrict a Participant's right to make Deferral Contributions if they will adversely affect the Plan's ability to pass the actual deferral percentage and/or the actual contribution percentage test.

           (4) [X] Qualified Discretionary Contributions

               The Employer may contribute an amount which it designates as a Qualified Discretionary Contribution to be included in the actual deferral percentage or actual contribution percentage test. Qualified Discretionary Contributions shall be allocated to Non-highly Compensated Employees (check one):

               (A) [X] in the ratio which each such Participant's
                       Compensation for the Plan Year bears to the total of all such Participants' Compensation for the Plan Year.

               (B) [ ] as a flat dollar amount for each such Participant for the Plan Year.

      (c)  [X] Matching Contributions (only if Section 1.05(b) is checked)

           (1) The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant's Deferral Contributions during the Plan Year (check One):

               (A) [ ] 50%
               (B) [ ] 100%
               (C) [ ] ___%
               (D) [ ] (Tiered Match)
                       ___% of the first ________% of the Participant's Compensation contributed to the Plan,

                       ___% of the next _________% of the Participant's Compensation contributed to the Plan,

                       ___% of the next _________% of the Participant's Compensation contributed to the Plan.

                       Note: The percentages specified above for Matching
                             Contributions may not increase as the percentage Of Compensation contributed increases.

               (E) [X] The percentage declared for the year, if any, by a
                       Board of Directors' Resolution (or by a Letter of Intent for a sole Proprietary or Partnership).

           (2) [ ] The Employer may at Plan Year end make an additional Matching Contribution equal to a percentage declared by the Employer, through a Board of Directors' Resolution (or by a Letter of Intent for a Sole Proprietor or Partnership), of the Deferral Contributions made by each Participant during the Plan Year (only if an option is checked under Section 1.05(c)(1)).

           (3) [ ] Matching Contribution Limits (check the appropriate box):

               (A) [ ] Deferral Contributions in excess of __% of the
                       Participant's Compensation for the period in question shall not be considered for Matching Contributions.

                    Note: If the Employer elects a percentage limit in (A)
                          above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each payroll period.

               (B) [ ] Matching Contributions for each Participant for each
                       Plan year shall be limited to $_________.

           (4) Eligibility Requirement(s)

               A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(b) shall be entitled to Matching Contributions for that Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

               (A) [X] Is employed by the Employer on the last day of the
                       Plan Year.

               (B) [ ] Earns at least 500 Hours of Service during the Plan
                       Year.

               (C) [ ] Earns at least 1,000 Hours of Service during the Plan
                       Year.

               (D) [ ] Is not a Highly Compensated Employee for the Plan
                       Year.

               (E) [ ] Is not a Partner of the Employer, if the Employer is a
                       Partnership.

               (F) [ ] No requirements.

               Note: If option (A), (B) or (C) above is selected then
                     Matching Contributions can only be funded by the Employer after the Plan Year ends. Any Matching Contribution funded before Plan Year end shall not be subject to the eligibility requirements of this Section 1.05(c)(4)). If option (A), (B), or (C) is adopted during a Plan Year, such option shall not become effective until the first day of the next Plan Year.

      (d)  [X] Employee After-Tax Contributions (check one):

           (1) [X] Future Contributions

               Participants may make voluntary non-deductible Employee Contributions pursuant to Section 4.09 of the Plan. This option may only be elected if the Employer has elected to permit Deferral Contributions under Section 1.05(b). Matching Contributions by the Employer are not allowed on any voluntary non-deductible Employee Contributions. Withdrawals are limited to one per year unless Employee contributions were allowed under a previous plan document which authorized more frequent withdrawals.

           (2) [ ] Frozen Contributions

               Participants may not make voluntary non-deductible Employee Contributions, but the Employer does maintain frozen Participant voluntary non-deductible Employee Contribution Accounts.


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                               EXECUTION PAGE
                              (Fidelity's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 10th day of December, 2002.

                         Employer       GIANT INDUSTRIES, INC.

                         By             /s/ Natalie R. Dopp
                                        -------------------------------
                         Title          Vice President, Human Resources
                                        -------------------------------

                         Employer

                         By
                                        -------------------------------
                         Title
                                        -------------------------------


Accepted by

Fidelity Management Trust Company, as Trustee

By___________________________     Date________________

Title________________________

                               EXECUTION PAGE
                              (Employer's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 10th day of December, 2002.

                         Employer       GIANT INDUSTRIES, INC.

                         By             /s/ Natalie R. Dopp
                                        -------------------------------
                         Title          Vice President, Human Resources
                                        -------------------------------

                         Employer

                         By
                                        -------------------------------
                         Title
                                        -------------------------------


Accepted by

Fidelity Management Trust Company, as Trustee

By___________________________     Date________________

Title________________________